UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2009
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02.	Unregistered Sales of Equity Securities

Item 8.01.	Other Events
Signature
Exhibit 99.1

Item 3.02. Unregistered Sales of Equity Securities.
     On April 3, 2009, First Solar, Inc. (“First Solar”) completed the acquisition of the solar power project development business (the “Project Business”) of OptiSolar Inc., a Delaware corporation (“OptiSolar”). Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 2, 2009 by and among First Solar, First Solar Acquisition Corp., a Delaware corporation (“Merger Sub”), OptiSolar and OptiSolar Holdings LLC, a Delaware limited liability company (“OptiSolar Holdings”), Merger Sub merged with and into OptiSolar, with OptiSolar surviving as a wholly-owned subsidiary of First Solar (the “Merger”). Pursuant to the Merger, all the outstanding shares of common stock of OptiSolar held by OptiSolar Holdings were exchanged for the Merger Shares (as defined below).
     The Merger Shares consist of 2,972,420 shares of First Solar common stock, including (i) 732,789 shares that have been deposited with an escrow agent to support certain indemnification obligations, and (ii) 355,096 shares that may be issued upon satisfaction of conditions relating to the satisfaction of certain existing liabilities of OptiSolar (the “Holdback Shares”).
      The Merger Shares were issued, and any Holdback Shares will be issued, in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). First Solar has prepared and filed with the Securities and Exchange Commission a registration statement under the Securities Act covering the resale of 2,801,435 of the Merger Shares.
Item 8.01. Other Events.
      The information included in Item 3.02 above is incorporated by reference into this Item 8.01. On April 3, 2009, First Solar issued a press release announcing completion of the acquisition of the Project Business. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of First Solar dated April 3, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: April 9, 2009	By:	/s/ Mary Beth Gustafsson
		Name:	Mary Beth Gustafsson
		Title:	Vice President, General Counsel